EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2001 relating to the financial statements, which appears in the First Look Media, Inc. Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
December 12, 2001